     As filed with the Securities and Exchange Commission on April 19, 2001.
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            THREE-FIVE SYSTEMS, INC.
             (Exact name of Registrant as Specified in Its Charter)


            Delaware                                           86-06541102
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                             1600 North Desert Drive
                              Tempe, Arizona 85281
                (Address of Principal Executive Office)(Zip Code)

                            THREE-FIVE SYSTEMS, INC.
                              AMENDED AND RESTATED
                            1997 EMPLOYEE OPTION PLAN
                            (Full Title of the Plan)

                               Jeffrey D. Buchanan
                Executive Vice President; Chief Financial Officer
                  1600 North Desert Drive, Tempe, Arizona 85281
                     (Name and Address of Agent for Service)
                                 (602) 389-8600
          (Telephone Number, including Area Code, of Agent for Service)



This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                              Proposed maximum        Proposed maximum
Title of Securities       Amount to be         offering price        aggregate offering          Amount of
 to be Registered         registered(1)          per share                  price             registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock                446,176              $13.78(2)              $6,148,305.28            $1,537.08
Common Stock                  2,125               21.5625                   45,820.31                11.45
Common Stock                    200                22.625                    4,525.00                 1.13
Common Stock                  1,825                24.11                    44,000.75                11.00
Common Stock                 32,825                23.16                   760,227.00               190.06
Common Stock                    100                20.43                     2,043.00                 0.51
Common Stock                    475                17.75                     8,431.25                 2.11
Common Stock                  7,550                18.10                   136,655.00                34.16
Common Stock                  2,825                15.33                    43,307.25                10.83

--------------------------------------------------------------------------------------------------------------
                                              Proposed maximum        Proposed maximum
Title of Securities       Amount to be         offering price        aggregate offering          Amount of
 to be Registered         registered(1)          per share                  price             registration fee
--------------------------------------------------------------------------------------------------------------
Common Stock                  1,000                15.65                    15,650.00                 3.91
Common Stock                     50                13.10                       655.00                 0.16
Common Stock                    500                11.80                     5,900.00                 1.48
Common Stock                  4,349               19.8125                   86,164.56                21.54
   Total                    500,000                                     $7,301,684.40            $1,825.42

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1997 Employee Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Three-Five Systems, Inc.

(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for shares of Common Stock of Three-Five Systems, Inc. on April 17, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Three-Five Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, (1) the contents of the Registration Statement on Form S-8 (No. 333-32795) filed with the Securities and Exchange Commission (the "SEC") on August 4, 1997 and amendments thereto and (2) the contents of the Registration Statement on Form S-8 (No. 333- 49274) filed with the SEC on November 3, 2000 and amendments thereto.

Item 4.  Exhibits

Exhibit Number    Exhibit
--------------    -------

     5            Opinion and consent of Greenberg Traurig, LLP.
     10.5(a)      Three-Five Systems, Inc., Amended and Restated 1997 Employee
                  Option Plan (as amended through February 12, 2001).
     10.5(b)      Form of Notice and Acceptance of Stock Option Grant.
     23.1         Consent of Arthur Andersen LLP.
     23.2         Consent of Greenberg Traurig, LLP is contained in Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-2 of this
                  Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 18, 2001.


                                       THREE-FIVE SYSTEMS, INC.

                                       By  /s/ Jeffrey D. Buchanan
                                          --------------------------------------
                                           Jeffrey D. Buchanan
                                           Executive Vice President;
                                           Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack L. Saltich, Jeffrey D. Buchanan, and Robert T. Berube, and each one of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons and in the capacities and on the dates indicated:

       SIGNATURE                                    TITLE                                            DATE
       ---------                                    -----                                            ----
/s/ Jack L. Saltich                 President, Chief Executive Officer, and                     April 18, 2001
--------------------------          Director (Principal Executive Officer)
Jack L. Saltich

/s/ Jeffrey D. Buchanan             Executive Vice President; Chief Financial Officer;          April 18, 2001
--------------------------          Secretary; Treasurer; and Director
Jeffrey D. Buchanan                 (Principal Financial Officer)

/s/ Robert T. Berube                Corporate Controller (Principal Accounting Officer)         April 18, 2001
--------------------------
Robert T. Berube

/s/ David C. Malmberg               Chairman of the Board                                       April 18, 2001
--------------------------
David C. Malmberg

/s/ Gary R. Long                    Director                                                    April 18, 2001
--------------------------
Gary R. Long

/s/ Kenneth M. Julien               Director                                                    April 18, 2001
--------------------------
Kenneth M. Julien

/s/ Thomas H. Werner                Director                                                    April 18, 2001
--------------------------
Thomas H. Werner

/s/ David P. Chavoustie             Director                                                    April 18, 2001
--------------------------
David P. Chavoustie

/s/ Murray A. Goldman               Director                                                    April 18, 2001
--------------------------
Murray A. Goldman

                                 EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------

     5            Opinion and consent of Greenberg Traurig, LLP.
     10.5(a)      Three-Five Systems, Inc., Amended and Restated 1997 Employee
                  Option Plan (as amended through February 12, 2001).
     10.5(b)      Form of Notice and Acceptance of Stock Option Grant.
     23.1         Consent of Arthur Andersen LLP.
     23.2         Consent of Greenberg Traurig, LLP is contained in Exhibit 5.
     24           Power of Attorney.  Reference is made to page II-2 of this
                  Registration Statement.